UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2005 (March 15, 2005)

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Tower Parkway

Lincolnshire, IL 60069

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2005, Fortune Brands, Inc. (“Fortune”) entered into (i) a Distribution Agreement (the “Distribution Agreement”) with ACCO World Corporation, a subsidiary of Fortune (“ACCO”), (ii) an Agreement and Plan of Merger (the “Merger Agreement”) with ACCO, Gemini Acquisition Sub, Inc., a wholly-owned subsidiary of ACCO (“Acquisition Sub”), and General Binding Corporation (“GBC”) and (iii) a Voting Agreement (the “Voting Agreement”) with ACCO and Lane Industries, Inc., GBC’s majority stockholder (“Lane”).

Merger Agreement

The Merger Agreement provides that Acquisition Sub will merge (the “Merger”) with and into GBC, with GBC as the surviving corporation. As a result of the Merger, GBC will become a wholly-owned subsidiary of ACCO. The Merger will occur immediately after the pro rata distribution to Fortune stockholders of all of the shares of ACCO common stock owned by Fortune (the “Distribution”). At the effective time of the Merger, (i) each outstanding share of GBC common stock and GBC Class B common stock will be converted into the right to receive one share of ACCO common stock and (ii) each outstanding share of Acquisition Sub common stock will be converted into one share of GBC common stock.

The Merger Agreement provides that, following the Merger, David D. Campbell will be Chief Executive Officer of ACCO. The Merger Agreement also provides that, following the Merger, ACCO will have a nine-member board of directors, which will include six persons to be named by the board of directors of Fortune, including Mr. Campbell, and three persons to be named by the board of directors of GBC. Mr. Campbell will be the Chairman of the Board of ACCO, and Fortune and GBC will agree prior to the effective time of the Merger on the appointment of one of the remaining directors as an independent lead director.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct the businesses of GBC and ACCO in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period. GBC also makes customary covenants (i) to cause a stockholder meeting to be held to consider the approval and adoption of the Merger Agreement and the Merger, (ii) not to solicit alternative transactions and (iii) subject to certain exceptions, that its board of directors will recommend approval and adoption of the Merger Agreement and the Merger by GBC stockholders and that it will not enter into discussions concerning, or provide confidential information in connection with, alternative transactions.

Consummation of the Merger is subject to customary conditions, including, among others, (i) approval of GBC stockholders, (ii) the absence of legal impediments prohibiting the consummation of the Merger, (iii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period and receipt of certain other regulatory approvals, (iv) the Distribution having occurred, (v) the approval for listing on the New York Stock Exchange of ACCO common stock to be issued in the Distribution and the Merger, (vi) ACCO entering into certain financing arrangements, (vii) subject to certain exceptions, the accuracy of representations and warranties and (viii) receipt of customary tax opinions.

(Page 2 of 6 Pages)

The Merger Agreement contains certain termination rights for both Fortune and GBC, and further provides that, upon termination of the Merger Agreement under specified circumstances, GBC may be required to pay Fortune a termination fee of $9,500,000 and to pay certain transaction expenses incurred by Fortune and ACCO.

Distribution Agreement

Pursuant to the Distribution Agreement, Fortune will effect the Distribution by distributing to its stockholders on a pro rata basis all of the shares of ACCO common stock owned by Fortune immediately prior to the Distribution.

Prior to the Distribution, ACCO will effect a recapitalization that will result in ACCO having a number of fully diluted shares outstanding that will equal 66% of the number of fully diluted shares of ACCO common stock to be outstanding following the issuance of ACCO common stock to stockholders of GBC in the Merger. In addition, immediately prior to the Distribution ACCO will pay to its stockholders a dividend in the aggregate amount of $625 million.

Prior to the Distribution, ACCO and Fortune will terminate all agreements between the parties, other than those specifically designated to survive following the Distribution, and will cancel all loan balances between Fortune and ACCO.

The Distribution Agreement provides that the Distribution will occur only if certain conditions are satisfied or waived by the board of directors of Fortune, including the absence of any legal impediments prohibiting the consummation of the Distribution and the satisfaction or waiver of all conditions to the closing of the Merger under the Merger Agreement.

Under the terms of the Distribution Agreement, ACCO and Fortune each agree to indemnify the other following the Distribution for liabilities related to their respective businesses. The Distribution Agreement provides that ACCO will pay all expenses incurred by Fortune and ACCO in connection with the Distribution and the Merger.

Voting Agreement

Under the Voting Agreement, Lane agreed to vote all of its shares of GBC common stock and GBC Class B common stock in favor of the Merger Agreement, the Merger and any other transactions contemplated by the Merger Agreement. Lane also agreed to vote all of its shares of GBC common stock and GBC Class B common stock against any action that would reasonably be expected to be a breach by GBC of the Merger Agreement and against any action that would reasonably be expected to adversely affect or delay the Merger. Pursuant to the Voting Agreement, Lane granted an irrevocable proxy to Fortune’s designees to vote as set forth above.

In addition, under the Voting Agreement, Lane agreed to restrictions on its ability to transfer its shares of GBC common stock and GBC Class B common stock and agreed not to solicit alternative transactions.

(Page 3 of 6 Pages)

The foregoing description of the Merger Agreement, the Distribution Agreement and the Voting Agreement is qualified in its entirety by reference to the Merger Agreement, the Distribution Agreement and the Voting Agreement which are filed as Exhibits 2.1, 2.2 and 10 hereto, respectively, and incorporated herein by reference.

This material is not a substitute for the registration statement ACCO and GBC will file with the Securities and Exchange Commission in connection with the transaction, or the proxy statement/prospectus-information statement to be mailed to stockholders. Investors are urged to read the proxy statement/prospectus-information statement which will contain important information, including detailed risk factors, when it becomes available. The proxy statement/prospectus-information statement and other documents which will be filed by Fortune, ACCO and GBC with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to ACCO World Corporation, 300 Tower Parkway, Lincolnshire, IL, 60069, Attention: Investor Relations; or by directing a request when such a filing is made to General Binding Corporation, One GBC Plaza, Northbrook, IL, 60062, Attention: Investor Relations.

GBC, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation will be set forth in the proxy statement/prospectus-information statement when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 15, 2005, by and among Fortune, ACCO, Acquisition Sub and GBC (excluding exhibits).

2.2	Distribution Agreement, dated as of March 15, 2005, by and between Fortune and ACCO.

10	Voting Agreement, dated as of March 15, 2005, by and among Fortune, ACCO and Lane (excluding exhibit).

(Page 4 of 6 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By	/s/ MARK A. ROCHE
Name:	Mark A. Roche
Title:	Senior Vice President, General
Counsel and Secretary

Date: March 21, 2005

(Page 5 of 6 Pages)

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 15, 2005, by and among Fortune, ACCO, Acquisition Sub and GBC (excluding exhibits).

2.2	Distribution Agreement, dated as of March 15, 2005, by and between Fortune and ACCO.

10	Voting Agreement, dated as of March 15, 2005, by and among Fortune, ACCO and Lane (excluding exhibit).

(Page 6 of 6 Pages)